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                                                                Exhibit (10)(e)

                      DEFERRED COMPENSATION AND STOCK PLAN
                                 FOR DIRECTORS

                      (AS AMENDED AS OF NOVEMBER 1, 1996)

SECTION 1.        INTRODUCTION

     1.1 Establishment. Westinghouse Electric Corporation, a Pennsylvania corporation (the "Company"), has established the Deferred Compensation and Stock Plan for Directors as amended as of April 24, 1996 (the "Plan") for those directors of the Company who are neither officers nor employees of the Company. The Plan provides, among other things, for the payment of specified portions of the Annual Director's Fee in the form of Stock Options and Restricted Stock and for the payment of the Annual Committee Chair's Fee in the form of Restricted Stock, and the opportunity for the Directors to defer receipt of all or a part of their cash compensation. Unless otherwise provided for herein, the term Company includes Westinghouse Electric Corporation and its subsidiaries.

     1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance, and to provide a financial incentive that will help attract and retain the most qualified Directors.

SECTION 2.        DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

                  (a) "ANNUAL COMMITTEE CHAIR'S FEE" means the annual amount established from time to time by the Board as the annual fee to be paid to Directors for their services as chairs of standing committees of the Board.

                  (b) "ANNUAL DIRECTOR'S FEE" means the annual amount (which may be prorated for a Director serving less than a full calendar year, as in the case of a Director who will be retiring or not standing for reelection at the annual meeting of shareholders or a Director joining the Board after the beginning of the year) established from time to time by the Board as the annual fee to be paid to Directors for their services as directors.

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           (c) "ATTENDANCE PERCENTAGE" for a Director with respect to a particular Grant Year means the percentage of the aggregate of all meetings of the Board and committees of which the Director was a member held during the Grant Year (or, for Directors who are elected after the beginning of the Grant Year, Directors who retire at the annual meeting of shareholders (as described in the Company's By-laws) held during the Grant Year, Directors who do not stand for reelection at the annual meeting of shareholders held during the Grant Year, or Directors who die during the Grant Year, the aggregate of all such meetings held for the portion of the Grant Year during which the Director served as a director), excluding any meeting not attended because of illness, which were attended by the Director. In the event that a Director ceases to be a director at any time during the Grant Year for any reason other than retirement at the annual meeting of shareholders, not standing for reelection at the annual meeting of shareholders, or death, all meetings held during the Grant Year of the Board and committees of which he was a member at the time of termination of service will continue to be included as meetings when calculating the Attendance Percentage.

           (d) "BOARD" means the Board of Directors of the Company.

           (e) "CASH ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which deferred cash compensation has been or will be credited pursuant to the Plan.

           (f) "CAUSE" means any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

           (g) "CHANGE IN CONTROL" shall have the meaning assigned to it in
Section 9.2 hereof.

           (h) "COMMITTEE" means the Compensation Committee of the Board or any successor established by the Board.

           (i) "COMMON STOCK EQUIVALENT" means a hypothetical share of Stock which shall have a value on any date equal to the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on that date, except as otherwise provided under Section 9.1.

           (j) "COMMON STOCK EQUIVALENT AWARD" means an award of Common Stock Equivalents granted to a Director pursuant to


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Section 5 of the Plan prior to its amendment as of April 26, 1995.

           (k) "DEBENTURE" means a hypothetical debenture of the Company that has a face value of $100, bears interest at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which deferred amounts are earned, and is convertible into Stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on the date the Debenture is credited to the Deferred Debenture Account pursuant to Section
6.3 hereof.

           (l) "DEFERRED DEBENTURE ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 6.3 hereof and to which has been or will be credited Debentures and other amounts pursuant to the Plan.

           (m) "DEFERRED STOCK ACCOUNT" means the account established by the Company in respect of each Director pursuant to Section 5.2 hereof and to which has been or will be credited Common Stock Equivalents pursuant to the Plan.

           (n) "DIRECTOR" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such.

           (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

           (p) "FAIR MARKET VALUE" means the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

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           (q) "GRANT DATE" means, as to a Stock Option Award, the date of grant pursuant to Section 7.1 and as to a Restricted Stock Award, the date of grant pursuant to Section 8.1.

           (r) "GRANT YEAR" means, as to a particular award, the calendar year in which the award was granted.

           (s) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

           (t) "RESTRICTED STOCK" means shares of Stock awarded to a Director pursuant to Section 8 and subject to certain restrictions in accordance with the Plan.

           (u) "RESTRICTED STOCK AWARD" means an award of shares of Restricted Stock granted to a Director pursuant to Section 8 of the Plan.

           (v) "STOCK" means the common stock, $1.00 par value, of the Company.

           (w) "STOCK OPTION" means a non-statutory stock option to purchase shares of Stock for a purchase price per share equal to the Exercise Price (as defined in Section 7.2(a)) in accordance with the provisions of the Plan.

           (x) "STOCK OPTION AWARD" means an award of Stock Options granted to a Director pursuant to Section 7 of the Plan.

           (y) "STOCK OPTION VALUE" means the value of a Stock Option for one share of Stock on the relevant date as determined by an outside firm selected by the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3.         PLAN ADMINISTRATION

          (a) The Plan shall be administered by the Committee. The members of the Committee shall be members of the Board appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

     The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a

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meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board concerning the operations of the Plan.

          (b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the price thereof or the time at which such awards are to be granted, establish the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

           (c) The Company shall be the sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.

SECTION 4.         STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. 600,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and, if such approval is required, by the shareholders of the Company. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent Award, a Stock Option Award, a Restricted Stock Award or a Debenture and which are forfeited, any shares of Stock that for any other reason are not issued to a Director, and any shares of Stock tendered by a Director to pay the Exercise Price of a Stock Option shall automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule,


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and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.

     4.3 Adjustments Upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of any awards or Debentures under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

SECTION 5.         COMMON STOCK EQUIVALENT AWARDS

     5.1 Grants of Common Stock Equivalent Awards. Common Stock Equivalents equal to a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 5.1 of the Plan prior to its amendment as of April 26, 1995. All Common Stock Equivalents granted pursuant to Section 5.1 prior to its amendment as of April 26, 1995 shall be subject to adjustment as provided in Section 4.3.

     5.2 Deferred Stock Account. A Deferred Stock Account has been established for each Director elected prior to the annual meeting of shareholders held in 1995. The Deferred Stock Account shall consist of compensation in the form of Common Stock Equivalents which have been awarded to the Director hereunder by the Company plus Common Stock Equivalents credited to the Deferred Stock Account in respect of dividends and other distributions on the Stock pursuant to Sections 5.3 and 5.4.

     5.3 Hypothetical Investment. Compensation awarded hereunder in the form of Common Stock Equivalents is assumed to be a hypothetical investment in shares of Stock, and will be subject to adjustment to reflect stock dividends, splits and reclassifications and as otherwise set forth in Section 4.3.

     5.4 Hypothetical Dividends. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in

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connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Such Common Stock Equivalents shall be subject to adjustment as provided in Section 4.3. Fractional shares shall be credited to a Director's Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.6.

     5.5 Statement of Account. A statement will be sent to each Director as to the balance of his Deferred Stock Account at least once each calendar year.

     5.6 Payment of Deferred Stock. Upon termination of services as a Director, the balance of the Director's Deferred Stock Account shall be paid to such Director in Stock in January of the year following the year of termination of services as a director on the basis of one share of Stock for each Common Stock Equivalent in such Director's Deferred Stock Account.

     5.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Deferred Stock Account is fully paid to him, payment of the balance of the Director's Deferred Stock Account shall then be made to the beneficiary designated by the Director pursuant to Section 5.8, or to his estate in the absence of such a beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Stock Account be paid to his estate in the manner requested by such application.

     5.8 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 6.         DEFERRAL OF COMPENSATION

     6.1 Amount of Deferral. A Director may elect to defer receipt of all or a specified portion of the cash compensation otherwise payable to the Director for services rendered to the Company as a director.

     6.2 Manner of Electing Deferral. A Director shall make elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of cash compensation to be deferred;

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which amount must be stated in whole increments of five percent; and (ii) the time as of which deferral is to commence.

     6.3 Accounts. A Cash Account and a Deferred Debenture Account has been or shall be established for each Director electing to defer hereunder. Each Cash Account shall be credited with the amounts deferred on the date such compensation is otherwise payable and shall be debited with the amount of any such compensation forfeited in accordance with applicable Board policy. Such deferred amounts shall accrue interest from time to time at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which such deferred amounts are earned until the last trading day of the New York Stock Exchange prior to the regular January meeting of the Board (or, if no such meeting is held, until the first trading day of February) in the year following the year in respect of which deferred amounts are earned, at which time such deferred amounts, including interest, shall be invested in Debentures and credited to the Deferred Debenture Account. Deferred amounts shall be credited to the Deferred Debenture Account only in $100 amounts. Fractional amounts of $100 shall remain in the Cash Account and continue to accrue interest.

     6.4 Time for Electing Deferral. Any election to (i) defer cash compensation, (ii) alter the portion of such amounts deferred, or (iii) revoke an election to defer such amounts, must be made no later than six months prior to the time such compensation is earned by the Director or, if permitted by the rules under Section 16 of the Exchange Act, no later than six months prior to the time such deferred compensation is invested in Debentures and credited to the Deferred Debenture Account pursuant to Section 6.3. An election to commence a deferral may be made at any time in accordance with the procedures set forth in Section 6.2. Any election so made shall remain in effect beginning six months from the date of election until the Director ceases to be a director or six months from the date the Director elects in writing to change his election.

     6.5 Payment of Deferred Amounts. Payments from a Deferred Debenture Account shall be made in five consecutive annual installments beginning in the January following the Director's termination of service. Payments from a Deferred Debenture Account shall consist of accumulated interest on the Debentures (which amount shall only be payable in cash) plus the greater value of (i) the face value of the Debentures or (ii) the shares of Stock into which the Debentures are convertible. In

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the event the value of the payment is determined by the amount referred to in clause (i), payment shall be made in cash. In the event such value is determined by clause (ii), such payment shall be made in Stock, other than the value of fractional shares which will be paid in cash.

         6.6 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Cash Account or Deferred Debenture Account is fully paid to him, payment of the balance of the Cash Account or Deferred Debenture Account shall then be made to the beneficiary designated by the Director pursuant to Section 6.7, or to his estate in the absence of such beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Cash Account or Deferred Debenture Account be paid to his estate in the manner requested by such application.

         6.7 Designation of Beneficiary. A Director may designate a beneficiary in a form approved by the Committee.

SECTION 7.     STOCK OPTION AWARDS

         7.1   Grants of Stock Option Awards.

           (a) Stock Options for a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 7.1(a) of the Plan prior to its amendment as of April 24, 1996.

           (b) Prior to the amendment of the Plan as of April 24, 1996, Stock Options for a fixed number of shares of Stock were granted automatically on a formula basis under Section 7.1(b) of the Plan to Directors serving as chairs of standing committees of the Board.

           (c) Beginning with the calendar year 1996, each Director will receive one-fourth of the value of his Annual Director's Fee in the form of a Stock Option Award. Such Stock Options shall be granted automatically each year on the last Wednesday in January of such year to each Director in office on such Grant Date. If a person is elected to the Board at any time after the last Wednesday in January of a given calendar year (beginning with 1996) but before the end of that calendar year, whether by action of the shareholders of the Company or the Board, such person upon becoming a Director shall be granted automatically one-fourth of the value of his Annual Director's Fee for that calendar year in the form of a Stock Option Award on the last Wednesday of the calendar month in which such person becomes a Director (or in the next following calendar month if such election occurs after the last Wednesday of the month). The

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total number of shares of Stock subject to any such Stock Option Award will be the number of shares determined by dividing the amount of the Annual Director's Fee to be paid in the form of a Stock Option Award by the Stock Option Value on the Grant Date, rounded up to the nearest whole share.

           (d) All Stock Options granted pursuant to Section 7.1 (whether before or after amendment of the Plan as of April 24, 1996) shall be subject to adjustment as provided in Section 4.3.

         7.2 Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions:

           (a) EXERCISE PRICE. The purchase price per share at which a Stock Option may be exercised ("Exercise Price") shall be determined as follows: on any Grant Date, (1) Stock Options for two-thirds of the option shares granted on the Grant Date shall have an Exercise Price per share equal to 100% of Fair Market Value on the Grant Date, and (2) Stock Options for the remaining one-third of the option shares granted on the Grant Date shall have an Exercise Price per share equal to 125% of Fair Market Value on the Grant Date.

           (b) EXERCISABILITY. Subject to the terms and conditions of the Plan and of the agreement referred to in Section 7.2(j), a Stock Option may be exercised in whole or in part upon notice of exercise to the Company, (1) as to any Stock Option granted on or prior to January 1, 1996, commencing on the first day after the Grant Date and until it terminates, and (2) as to any Stock Option granted after January 1, 1996 that vests as provided in Section 7.2(c), commencing on January 1 of the calendar year next following the Grant Year. During a Director's lifetime, a Stock Option may be exercised only by the Director or the Director's guardian or legal representative.

           (c) VESTING OF STOCK OPTION AWARDS. Stock Options granted on or prior to January 1, 1996 vest immediately on grant. Stock Options granted after January 1, 1996 will vest on January 1 of the calendar year next following the Grant Year (the "Option Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for a Grant Year, Stock Options granted in that Grant Year for a number of shares equal to the Director's Attendance Percentage for that year multiplied by the total number of option shares granted for that year (rounded up to the nearest whole share) will vest on the Option Vesting Date, and Stock Options granted in that Grant Year as to

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the remaining option shares will be forfeited and will terminate as of the
Option Vesting Date. Notwithstanding anything to the contrary herein, (1) in the event that a director is removed from office for Cause, all outstanding Stock Options will be forfeited immediately as of the time the grantee is so removed from office, and (2) upon the occurrence of a Change in Control, all outstanding Stock Options will vest and become immediately exercisable.

           (d) MANDATORY HOLDING OF STOCK. Except as otherwise provided in
Section 7.5 or Section 10, any Stock acquired on exercise of a Stock Option must be held by the grantee for a minimum of (1) three years from the date of exercise, (2) two years from the date the grantee ceases to be a director of the Company, or (3) until the occurrence of a Change in Control, whichever first occurs (the "Option Shares Holding Period").

           (e) OPTION TERM. The term of a Stock Option (the "Option Term") shall be the period of (1) ten years from its Grant Date, or (2) until the Option Vesting Date for a Stock Option that does not vest as provided in
Section 7.2(c), or (3) until the time the Stock Option is forfeited as provided in Section 7.2(c)(1) in the event a director is removed from office for Cause, or (4) until the date the Stock Option ceases to be exercisable as provided in
Section 7.2(h), whichever is earlier.

           (f) PAYMENT OF EXERCISE PRICE. Stock purchased on exercise of a Stock Option must be paid for as follows: (1) in cash or by check (acceptable to the Company), bank draft or money order payable to the order of the Company,
(2) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the Exercise Price per share multiplied by the number of shares as to which the Stock Option is being exercised (the "Aggregate Exercise Price"); (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Aggregate Exercise Price, or (4) by a combination of the permissible forms of payment; provided, however, that any portion of the Exercise Price representing a fraction of a share must be paid in cash and no share of Stock held for less than six months may be delivered in payment of the Aggregate Exercise Price.

           (g) RIGHTS AS A SHAREHOLDER. The holder of a Stock Option will not have any of the rights of a shareholder with respect to any shares of Stock subject to the Stock Option until such shares are issued by the Company following the exercise of the Stock Option.

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           (h) TERMINATION OF ELIGIBILITY. If a grantee ceases to be a Director for any reason, any outstanding Stock Options shall be exercisable according to the following provisions:

           (1) If a grantee ceases to be a director for any reason other than removal for Cause or death, any outstanding Stock Options held by such grantee which are vested or which thereafter vest shall be exercisable by the grantee in accordance with their terms at any time prior to the expiration of the Option Term;

           (2) If a grantee is removed from office as a director of the Company for Cause, any outstanding vested Stock Options held by such grantee shall be exercisable by the grantee in accordance with their terms at any time prior to the earlier of (a) the time the grantee is so removed from office and (b) the expiration of the Option Term; and

           (3) Following the death of a grantee while a director or after the grantee ceased to be a director for any reason other than removal for Cause, any Stock Options that are outstanding and exercisable by such grantee at the time of death or which thereafter vest shall be exercisable in accordance with their terms by the person or persons entitled to do so under the grantee's will, by a properly designated beneficiary in the event of death, or by the person or persons entitled to do so under the applicable laws of descent and distribution at any time prior to the earlier of (a) the expiration of the Option Term and (b) two years after the date of death.

           (i) TERMINATION OF STOCK OPTION. A Stock Option shall terminate on the earlier of (1) exercise of the Stock Option in accordance with the terms of the Plan, and (2) expiration of the Option Term as specified in Sections 7.2(e) and 7.2(h).

           (j) STOCK OPTION AGREEMENT. All Stock Options will be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

           (k) GENERAL RESTRICTIONS.

           (1) The obligation of the Company to issue Stock pursuant to Stock Options under the Plan shall be subject to the condition that, if at any time the Company shall determine that (a) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Stock shall not be issued unless such listing, registration, qualification, consent

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or approval shall have been effected or obtained free from any conditions not acceptable to the Company.

           (2) Shares of Stock for use under the provisions of this Section 7 shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

         Subject to the foregoing provisions of this Section 7.2 and the other provisions of the Plan, any Stock Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee, in its discretion, and set forth in the agreement referred to in Section 7.2(j), or an amendment thereto; provided, however, that in no event shall the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

         7.3 Annual Statement. A statement will be sent to each Director as to the status of his Stock Options at least once each calendar year.

         7.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold and exercise outstanding Stock Options in accordance with the Plan in the event of the Director's death.

         7.5 Holding Period Applicable to a Deceased Grantee's Estate. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary, or a person holding a Stock Option under a deceased grantee's will or under the applicable laws of descent or distribution, exercising a Stock Option in accordance with Section 7.2(h) will not be subject to the Holding Period with respect to shares of Stock received on exercise of a Stock Option.

SECTION 8.   RESTRICTED STOCK AWARDS.

         8.1 Grants of Restricted Stock Awards.

                   (a) Beginning with the calendar year 1996, each Director will receive one-fourth of the value of his Annual Director's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year to each Director in office on such Grant Date. If a person is elected to the Board at any time after the last Wednesday in January of a given calendar year (beginning with 1996) but before the end of

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that calendar year, whether by action of the shareholders of the Company or the
Board, such person upon becoming a Director shall be granted automatically one-fourth of the value of his Annual Director's Fee for that calendar year in the form of a Restricted Stock Award on the last Wednesday in the calendar month in which such person becomes a Director (or in the next following calendar month if said election occurs after the last Wednesday of the month).

           (b) Beginning with the calendar year 1996, each Director who is the chair of a standing committee of the Board will receive the full value of his Annual Committee Chair's Fee in the form of a Restricted Stock Award. Such Restricted Stock shall be granted automatically each year immediately following the annual meeting of shareholders and the organization meeting of the Board related to such annual meeting of shareholders, beginning with the annual meeting of shareholders and related organization meeting held in 1996, to each Director who is elected at such organization meeting to serve as the chair of a standing committee of the Board.

           (c) The total number of shares of Stock representing any such Restricted Stock Award will be the number of shares determined by dividing the amount of the Annual Director's Fee or the Annual Committee Chair's Fee, as the case may be, to be paid in the form of a Restricted Stock Award by the Fair Market Value of a share of Stock on the Grant Date, rounded up to the nearest whole share.

           (d) Restricted Stock granted pursuant to Section 8.1 shall be subject to adjustment as provided in Section 4.3.

         8.2 Terms and Conditions of Restricted Stock. Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

           (a) RESTRICTION PERIOD. Restricted Stock will be subject to a Restriction Period ("Restriction Period") beginning on the Grant Date and continuing through December 31 of the Grant Year.

           (b) VESTING.

           (1) Except as set forth in Section 8.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a Director pursuant to
Section 8.1(a) will vest on the January 1 immediately following the expiration of the Restriction Period for such shares (the "Restricted Stock Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for a Grant Year, a number of shares of Restricted Stock equal to the Director's Attendance Percentage for the Grant Year multiplied by the total number of shares of Restricted Stock granted pursuant to Section 8.1(a) during the Grant Year (rounded up to the nearest whole share) will vest on the Restricted Stock Vesting Date and the remaining shares of Restricted Stock granted pursuant to
Section 8.1(a) during the Grant Year will be forfeited as of the Restricted Stock Vesting Date.

           (2) Except as set forth in Section 8.2(b)(3) below, a Director's right to ownership in shares of Restricted Stock granted to a committee chair pursuant to Section 8.1(b) will vest on the Restricted Stock Vesting Date.

           (3) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed from office for Cause prior to the Restricted Stock Vesting Date, all of said Director's shares of Restricted Stock that have not yet vested will be forfeited immediately as of the time the grantee is so removed from office and the Company will have the right to complete the blank stock power described below with respect to such shares, and (ii) upon the occurrence of a Change in Control, all shares of Restricted Stock that have not yet vested will immediately vest.

           (c) ISSUANCE OF SHARES. On the Grant Date, a certificate representing the shares of Restricted Stock will be registered in the Director's name and deposited by the Director, together with a stock power endorsed in blank, with the Company. Subject to the transfer restrictions set forth in Section 8.2(d) and to the last sentence of this Section 8.2(c), the Director as owner of shares of Restricted Stock will have the rights of the holder of such Restricted Stock during the Restriction Period. Following expiration of the Restriction Period, on the Restricted Stock Vesting Date, vested shares of Restricted Stock will be redelivered by the Company to the Director and non-vested shares of Restricted Stock will be forfeited and the Company will have the right to complete the blank stock power with respect to such shares. For shares of Restricted Stock granted prior to the effective date of the Plan as set forth in Section 14, no certificate will be issued, such shares will not be issued and outstanding, and the Director will not have any of the rights of an owner of the shares until such effective date has occurred.

           (d) TRANSFER RESTRICTIONS; MANDATORY HOLDING OF STOCK. Except as otherwise provided in Section 8.5 or Section 10, shares of Restricted Stock are not transferable during the Restriction Period. Once the Restriction Period lapses and shares vest, except as otherwise provided in Section 8.5 or Section 10, shares acquired as a Restricted Stock Award must be held by the grantee for a minimum of: (1) three years from the Grant Date, (2) two years from the date the grantee ceases to be a director of the Company, or (3) until the occurrence of a Change of Control, whichever first occurs (the "Restricted Shares Holding Period").

           (e) RESTRICTED STOCK AGREEMENT. All Restricted Stock Awards will be confirmed by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

           (f) GENERAL RESTRICTION.

           (1) The obligation of the Company to issue shares of Restricted Stock under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration or qualification of shares of Restricted Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Restricted Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable to the Company.

           (2) Shares of Stock for use under the provisions of this Section 8 shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

           Subject to the foregoing provisions of this Section 8.2 and the other provisions of the Plan, any shares of Restricted Stock granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee, in its discretion, and set forth in the agreement referred to in Section 8.2(e), or an amendment thereto; provided, however, that in no event shall the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act under Rule 16b-3, as such rule may be amended, or any successor rule.

           8.3 Annual Statement. A statement will be sent to each Director as to the status of his Restricted Stock at least once each calendar year.

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

           8.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold shares of Restricted Stock in accordance with the Plan in the event of the Director's death.

           8.5 Holding Period Applicable to a Deceased Grantee's Estate. As long as at least six months have elapsed since the Grant Date, a properly designated beneficiary, or a person holding shares of Restricted Stock under a deceased grantee's will or under the applicable laws of descent or distribution, will not be subject to the Restricted Shares Holding Period with respect to such shares of Restricted Stock.

SECTION 9.     CHANGE IN CONTROL

           9.1 Settlement of Compensation. In the event of a Change in Control of the Company as defined herein, (a) to the extent not already vested, all Stock Option Awards, Restricted Stock Awards and other benefits hereunder shall be vested immediately; and (b) the value of all unpaid benefits and deferred amounts shall be paid in cash to PNC Bank, National Association, the trustee pursuant to a trust agreement dated as of June 22, 1995, as amended from time to time, or any successor trustee, or otherwise on such terms as the Committee may prescribe or permit. For purposes of this Section 9.1, the value of deferred amounts shall be equal to the sum of (i) the value of all Common Stock Equivalent Awards then held in such Director's Deferred Stock Account (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), (ii) the value of the Director's Cash Account, and (iii) the greater value of (x) the cash amount equal to the face value of the Debentures plus cash equal to accrued interest or (y) the number of shares of Stock into which the Debentures are convertible (the value of which shall be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), plus cash equal to accrued interest.

           9.2 Definition of Change in Control. A Change in Control shall mean the occurrence of one or more of the following events:

           (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

           (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company, or

           (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Stock of the Company (or securities convertible into the Company's Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Stock (or securities convertible into Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or

           (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

SECTION 10.        ASSIGNABILITY

           The right to receive payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act), any shares of Restricted Stock granted hereunder during the Restriction Period, and any Stock Options granted hereunder shall not be transferable or assignable by a Director other than by will, by the laws of descent and distribution, to a properly designated beneficiary in the event of death, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder. In addition, Stock acquired on exercise of a Stock Option shall not be transferable prior to the end of the applicable Option Shares Holding Period, if any, set forth in Sections 7.2(d) and 7.5, and Stock acquired as Restricted Stock shall not be transferable prior to the end of the applicable Restricted Shares Holding Period, if any, set forth in Sections 8.2(d) and 8.5, in either case other than by will, by transfer to a properly designated beneficiary in the event of death, by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.

SECTION 11.        RETENTION; WITHHOLDING OF TAX

           11.1 Retention. Nothing contained in the Plan or in any Stock Option Award or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the Company to remove any Director from the Board pursuant to the Restated Articles of Incorporation and the By-laws of the Company, nor confer upon any Director any right to continue in the service of the Company.

           11.2 Withholding of Tax. To the extent required by applicable law and regulation, each Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to any payment or any delivery of Stock hereunder before the Company shall be required to make such payment or issue (or, in the case of Restricted Stock, deliver) such shares under the Plan.

SECTION 12.        PLAN AMENDMENT, MODIFICATION AND TERMINATION

           The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements and provided further, that, unless otherwise permitted by the rules under Section 16 of the Exchange Act, no amendment or modification shall be made more than once every six months that would change the amount, price, or timing of the Common Stock Equivalent Awards, Stock Option Awards or Restricted Stock Awards hereunder, other than to comport with changes in the Internal Revenue Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

SECTION 13.        REQUIREMENTS OF LAW

           13.1 Federal Securities Law Requirements. Implementation and interpretations of, transactions pursuant to, the Plan shall be subject to all conditions required under Rule 16b-3, as such rule may be amended, or any successor rule, to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that rule, or any successor rule.

           13.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

SECTION 14.        EFFECTIVE DATE OF AMENDMENT.

           This Plan shall be effective on the date on which the amendment to the Deferred Compensation and Stock Plan for Directors is approved by the common shareholders of the Company. Automatic grants of Stock Options and Restricted Stock to Directors for Annual Director's Fees will begin on January 31, 1996 but are subject to such shareholder approval, and, in the case of Restricted Stock Awards, said shares shall not be issued and outstanding until such approval is obtained. In the event that the amendment is not so approved, the Deferred Compensation and Stock Plan for Directors as in effect prior to the amendment shall remain in full force and effect, and the automatic grants made on January 31, 1996 shall be null and void.

           This Plan shall not preclude the adoption by appropriate means of any other compensation or deferral plan for directors.